EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made as of April 19, 2006 (the “Execution Date”), by and between Global GP LLC, a Delaware limited liability company (the “Company”), and Thomas Hollister (the “Executive”).

WHEREAS, the Company and the Executive have agreed that the Executive will be employed as the Company’s Executive Vice President and Chief Financial Officer; and

WHEREAS, the Company and the Executive mutually desire to formalize the employment arrangement of the Executive and to agree upon the terms of the Executive’s employment by the Company and, in addition, to agree as to certain benefits of said employment; and

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and the Executive hereby agree as follows:

1.             Employment and Term of Employment. Effective as of July 1, 2006 (the “Effective Date”) and continuing until otherwise terminated pursuant to Section 7 hereof (the “Term”), the Executive’s employment by the Company shall be subject to the terms and conditions of this Agreement. The Company agrees to employ the Executive beginning on the Effective Date on an “at will” basis, which means that Executive’s employment will have no specific duration and that, subject to the provisions of this Agreement, either party may terminate the Executive’s employment at any time for any reason.

2.             Position and Duties. During the Term, the Company shall employ the Executive as the Executive Vice President and Chief Financial Officer of the Company, or in such other positions as the parties mutually agree. The Executive shall have such powers and duties and responsibilities as are customary to such position and as are assigned to the Executive by the President and Chief Executive Officer of the Company in connection with the Executive’s management and supervision of the financial operations of the Company. The Executive’s duties and responsibilities shall include, without limitation, management of finance and accounting functions, financial reporting requirements, commercial banking and investment banking activities, and credit function and investor relations. The Executive’s employment shall also be subject to the policies maintained and established by the Company that are of general applicability to the Company’s employees, as such policies may be amended from time to time.

3.             Other Interests. During the Term, the Executive shall devote such of his working time, attention, energies and business efforts to his duties and responsibilities as the Executive Vice President and Chief Financial Officer of the Company as are reasonably necessary to carry out the duties and responsibilities generally pertaining to that office. During the Term, the parties recognize and agree that the Executive may engage in other business activities that do not conflict with the business and affairs of the Company or interfere with the Executive’s performance of his duties and responsibilities hereunder.

4.             Duty of Loyalty; Indemnification.

a)             The Executive acknowledges and agrees that during the Term, the Executive owes a fiduciary duty of loyalty to act at all times in the best interests of the Company. In keeping with such duty, the Executive shall, during the Term, make full disclosure to the Company of all business opportunities pertaining to the business of the Company or any of its subsidiaries and, during the Term, the Executive shall not, without the prior written consent of the Board of Directors of the Company, appropriate for the Executive’s own benefit business opportunities concerning the business of the Company or any of its subsidiaries.

b)            The Company shall indemnify the Executive to the extent permitted by the Company’s first amended and restated limited liability company agreement, as may be amended from time to time, and by applicable law, against all costs, charges and expenses, including, without limitation, attorneys’ fees, incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of being an officer, director or employee of the Company. In connection with the foregoing, the Executive will be covered under any liability insurance policy that protects other officers of the Company.

5.             Place of Performance. Subject to such business travel from time to time as may be reasonably required in the discharge of his duties and responsibilities as the Executive Vice President and Chief Financial Officer of the Company, the Executive shall perform his obligations hereunder in, or within forty (40) miles of, Waltham, Massachusetts.

6.             Compensation.

a)             Base Salary. During the Term, the Executive shall be entitled to a base salary as described below in this Section 6(a). The Executive shall receive a base salary for the twelve (12) month period commencing on the Effective Date (the “Initial Period”) of Five Hundred Fifty Thousand and 00/100 ($550,000.00) Dollars. Thereafter, the Executive’s base salary will be reviewed by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) from time to time, but no less frequently than annually, at which time the Executive’s base salary may be increased (but not decreased) in the discretion of the Compensation Committee. The Executive’s base salary, as from time to time increased in accordance with this Section 6(a), is hereafter referred to as “Base Salary”. The Base Salary shall be paid in equal installments pursuant to the Company’s customary payroll policies and procedures in force at the time of payment but in no event less frequently than monthly.

b)            Bonus. During the Term, the Executive shall be entitled to receive bonuses as described below:

(1)                                  For the period from the Effective Date through December 31, 2006 (the “Initial Bonus Period”), the Executive shall be entitled to a bonus equal to (i) One Hundred Thirty Thousand and 00/100 ($130,000.00) Dollars, multiplied by (ii) the number of days in the Initial Bonus Period, divided by (iii) 365 (as calculated, the “Initial Bonus Amount”). Notwithstanding anything to the contrary set forth in the immediately preceding sentence, the Executive shall be entitled to the Initial Bonus Amount provided that

                                                (and not otherwise) Global Partners LP has distributable cash flow of $21,000,000 for the 2006 calendar year. For purposes of this Agreement, “distributable cash flow” shall have the meaning set forth in Global Partners LP most recent annual report filed on Form 10-K with the U.S. Securities and Exchange Commission. Furthermore, notwithstanding the Executive’s eligibility or ineligibility of receipt of said Initial Bonus Amount, the Executive shall in all events be eligible to receive an additional discretionary bonus as may be authorized by the Compensation Committee.

(2)                                  For each calendar year commencing January 1, 2007 in which Executive is employed by the Company for said full year, in addition to any discretionary bonus authorized by the Compensation Committee from time to time, to the extent Global Partners LP’s distributable cash flow is in excess of the distributable cash flow target established by the Compensation Committee on or before March 1 for each such calendar year, Executive shall be entitled to a bonus of One Hundred Thirty Thousand and 00/100 ($130,000.00) Dollars. The annual distributable cash flow target shall be subject to annual determination by the Compensation Committee in its discretion, which determination shall be binding. The Executive shall be entitled to make a presentation to the Compensation Committee regarding the annual distributable cash flow target, but the Executive acknowledges and agrees that the Compensation Committee is not required to accept in whole or in part the Executive’s recommendations with respect to the Executive’s annual distributable cash flow target. The Executive’s bonus, as described in this Section 6(b)(2), is hereinafter referred to as the “Bonus”.

(3)                                  All bonuses hereunder, if any, shall be paid to the Executive no later than March 15 of the calendar year immediately following the calendar year in which such bonuses are earned.

(4)                                  Long-Term Incentive Plan/Secondary Bonus Arrangement. As of the Execution Date, the Company has not implemented a long-term incentive plan as otherwise preliminarily described in Global Partners LP’s prospectus for its initial public offering (the “LTIP”). If and when the LTIP is implemented, the Executive will be eligible to participate in the LTIP on the same general basis as the other executive officers of the Company. Notwithstanding the foregoing, if an LTIP has not been implemented by the Company on or before June 30, 2007, then the Company shall grant the Executive a $250,000 award, payable in four (4) equal annual installments of Sixty Two Thousand Five Hundred and 00/100 ($62,500.00) Dollars on March 15th of each of 2008, 2009, 2010 and 2011; provided, however, that the Executive must be employed by the Company as of the date of a scheduled payment under this Section 6(b)(4) in order to be eligible to receive such payment from the Company.

c)             Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable expenses incurred by the Executive on business trips, and for all other business and entertainment expenses reasonably incurred or paid by him during the Term in the performance of his services under this Agreement, in accordance with past practice and with the Company’s expense reimbursement policy as in effect from time to time upon presentation of expense statements or vouchers or such other supporting documentation as the Company may reasonably require.

d)            Fringe Benefits. During the Term, the Executive shall be entitled to participate in the Company’s health insurance, pension, 401(k) and other employee benefit plans in accordance with Company policies and on the same general basis as other employees of the Company. During the Term, the Company will also provide the Executive with additional fringe benefits consistent with those provided to all executive officers generally as may be approved by the Compensation Committee from time to time.

e)             Vacation. During the Term, the Executive shall be eligible for four (4) weeks of paid vacation for each twelve (12) month period commencing on the Effective Date in accordance with the normal vacation plan of the Company.

7.             Termination.

a)             Definitions. For purposes of this Agreement, a “Change in Control” shall occur on the date that any one person, entity or group (other than Alfred Slifka, Richard Slifka or Eric Slifka, or their respective family members or entities they control, individually or in the aggregate, directly or directly) acquires ownership of the membership interests of the Company that, together with the membership interests of the Company already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the membership interests of the Company; provided, however, if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of the membership interests of the Company, the acquisition of additional membership interests by the same person, entity or group shall not be deemed to be a Change in Control. In all respects, the definition of “Change in Control” shall be interpreted to comply with Section 409A of the Internal Revenue Code of 1986 (the “Code”), and the provisions of Treasury Notice 2005-1, Proposed Treasury Regulation Section 1.409A and any successor statute, regulation and guidance thereto. For purposes of this Agreement, “Constructive Termination” shall mean termination of the Executive’s employment by the Executive as a result of (i) a breach by the Company of a material provision of this Agreement, which breach is not cured within thirty (30) days of the Company’s receipt of notice of such breach from the Executive, (ii) the failure of any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in accordance with the terms of Section 14 hereof, which failure is not cured within thirty (30) days of the Company’s receipt of notice of such failure from the Executive, (iii) the Executive’s desire to terminate his employment with the Company at any time for any reason within the first six (6) months of a Change in Control, provided that the Executive gives the Company a Notice of Termination within thirty (30) days after the expiration of such six (6) month period, or (iv) any material diminution, without the Executive’s written consent, in the Executive’s working conditions consisting of (A) a material reduction in the Executive’s duties and responsibilities, (B) any change in the reporting structure so that the Executive no longer reports to the President and Chief Executive Officer of the Company, (C) a relocation of the Executive’s place of work further than forty (40) miles from Waltham, Massachusetts, or (D) a reduction in Executive’s Base Salary. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall (I) state the effective date of such termination, (II) indicate the specific termination provision in this Agreement relied upon, and (III) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

b)            Death and Disability. The Executive’s employment hereunder shall terminate automatically upon his death. The Company may terminate the Executive’s employment hereunder due to the Executive’s Disability. For purposes of the Agreement, “Disability” shall mean a physical or mental disability or impairment which renders the Executive unable, with or without reasonable accommodation, to perform the essential functions of the Executive’s duties to the Company for a period of at least ninety (90) consecutive days and, following the expiration of the initial 90-day period, the Company has received the opinion of a medical doctor or other appropriate health care provider, in either case selected solely by the Company, that such physical or mental disability or impairment is expected to continue for at least an additional ninety (90) consecutive days.

c)             Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause after (i) the Company provides written notice to the Executive of not less than thirty (30) days setting forth in detail the nature of such Cause and the date and time established for a hearing before the Board of Directors of the Company, (ii) the Executive is given the opportunity to be heard before the Board of Directors of the Company at the conclusion of such notice period, at which hearing the Executive shall be entitled to representation by counsel, and (iii) a determination by a majority vote of the Board of Directors of the Company that the Company has Cause to terminate the Executive’s employment. For the purposes of this Agreement, “Cause” shall mean the Executive has (A) engaged in gross negligence or willful misconduct in the performance of his duties, (B) committed an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company or any of its subsidiaries (including the unauthorized disclosure of any material secret, confidential and/or proprietary information, knowledge or data of the Company or any of its subsidiaries), (C) been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony, or (D) breached any material provision of this Agreement, which breach is not cured within thirty (30) days of the Executive’s receipt of written notice of such breach from the Company.

d)            Termination by the Company Without Cause. The Company may terminate the Executive’s employment hereunder without Cause by giving a sixty (60) day Notice of Termination to the Executive.

e)             Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason whatsoever, in the sole discretion of the Executive, by giving a sixty (60) day Notice of Termination to the Company.

f)             Constructive Termination. Notwithstanding any other provision hereof, the Executive may terminate his employment hereunder for Constructive Termination if the Executive gives a thirty (30) day Notice of Termination to the Company, and the Company does not correct the circumstances constituting a basis for Constructive Termination, as applicable, within thirty (30) days after receipt of such Notice of Termination.

g)            Deemed Resignation. If the Executive’s employment is terminated for any reason, then such termination shall constitute an automatic resignation of the Executive as an officer of the Company and each subsidiary of the Company.

8.             Compensation Upon Termination. Upon termination of the Executive’s employment for any reason, the Executive shall receive payment of (i) the Executive’s Base Salary, as then in effect, through the date of termination of employment (the “Date of Termination”), (ii) all the Executive’s earned, but unpaid, bonuses, and (iii) all accrued vacation, expense reimbursements and any other benefits (other than severance benefits, except as provided below) due to the Executive through the Date of Termination in accordance with established Company plans and policies or applicable law (the “Accrued Obligations”). In addition, the following shall apply:

a)             Termination for Cause; Voluntary Termination; Termination Due to Death or Disability. If the Executive’s employment is terminated by the Company for Cause, by the Executive voluntarily (for reasons other than Constructive Termination), or by reason of the Executive’s death or Disability, then the Executive (or his estate, if applicable) will receive payment of the Accrued Obligations, but Executive shall not be entitled to any other compensation or benefits from the Company, except to the extent provided under any Company benefit and/or compensation plan or as may be required by law.

b)            Termination by the Company Without Cause; Constructive Termination. If the Executive’s employment is terminated by the Company without Cause or by the Executive for Constructive Termination, then the Company shall pay to the Executive an amount equal to (i) the Base Salary as in effect on the Date of Termination, multiplied by (ii) two (2) (the “Severance Amount”). The Executive shall receive the Severance Amount payable monthly in twenty-four (24) equal installments commencing on the first day of the month following the month in which the Date of Termination occurs. In addition, the Company shall continue to pay and provide the Executive the benefits described in Section 6(d) as in effect on the Date of Termination until the last monthly payment of the Severance Amount has been paid to the Executive. In the event that the Executive’s employment is terminated by the Company without Cause or by the Executive for Constructive Termination at any time within three (3) months before a Change in Control and twelve (12) months following a Change in Control, then, in addition to the foregoing severance compensation and benefits, the Executive shall receive 100% accelerated vesting on any and all outstanding Company options, restricted units, phantom units, unit appreciation rights and other similar rights (under the LTIP or otherwise) held by Executive as in effect on the Date of Termination. Notwithstanding the foregoing, in no event may the Executive terminate his employment for Constructive Termination pursuant to circumstances described in Section 7(a)(iii) until after a Change in Control occurs.

c)             Delay in Payments. Notwithstanding any other provision with respect to the timing of payments under Section 8(b), if, at the time of the Executive’s termination, the Executive is deemed to be a “specified employee”  (within the meaning of Section 409A of the Code, and any successor statute, regulation and guidance thereto) of the Company, then only to the extent necessary to comply with the requirements of Section 409A of the Code, any payments to which the Executive may become entitled under Section 8(b) which are subject to Section 409A of the Code (and not otherwise exempt from its application) will be withheld until the first business day of the seventh month following the Date of Termination, at which time the Executive shall be paid an aggregate amount equal to six months of payments otherwise due to the Executive under the terms of Section 8(b), as applicable. After the first business day of the seventh month following the Date of Termination and continuing each month thereafter, the Executive shall be paid the regular payments otherwise due to the Executive in accordance with the terms of Section 8(b), as applicable.

9.             Gross Up Payments. The Company will reimburse the Executive for any and all federal excise taxes and penalties (other than penalties imposed as a result of the Executive’s actions), and any taxes imposed upon such reimbursement amounts, including, but not limited to, any federal, state and local income taxes, employment taxes, and other taxes, if any, which may become due pursuant to the application of Sections 4999 and/or 409A of the Code on any payments to the Executive in connection with this Agreement.

10.           Section 409A. The parties hereto intend that this Agreement comply with the requirements of Section 409A of the Code, and any successor statute, regulation and guidance thereto. The Company and the Executive agree that they will negotiate in good faith and jointly execute an amendment to modify this Agreement to the extent necessary to comply with the requirements of Code Section 409A, or any successor statute, regulation and guidance thereto.

11.           Non-competition. During the Term and, in the event that the Executive’s employment is terminated pursuant to Section 7(c), (d), (e) or (f), then for a period of 2 years following the Date of Termination, the Executive shall be prohibited from working (as an employee, consultant, advisor, director or otherwise) for, engaging in or acquiring or investing in any business having assets engaged in the following businesses in New England and other jurisdictions in which the Company is conducting business as of the Date of Termination (the “Restricted Businesses”):  (i) wholesale marketing, sale, distribution and transportation (other than transportation by truck) of refined petroleum products; (ii) the storage of refined petroleum products in connection with any of the activities described in (i); and (iii) bunkering. Notwithstanding any provision of this Section 11 to the contrary, the Executive may (x) own up to 3% of a publicly traded entity that is engaged in one or more of the Restricted Businesses and (y) with the prior consent of the Company, may serve as a director of an entity that is engaged in one or more of the Restricted Businesses. If any court determines that any of the provisions of this Section 11 are invalid or unenforceable, the remainder of such provisions shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Section 11, or any part thereof, to be unreasonable because of the duration of such provision or the geographic scope thereof, such court shall have the power to reduce the duration or restrict the geographic scope of such provision and to enforce such provision as so reduced or restricted

12.           Confidential Information; Unauthorized Disclosure.

a)             During the Term and for the period ending two years following the Date of Termination, the Executive shall not, without the written consent of the Board of Directors of the Company or a person authorized thereby, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties to the Company, any secret, confidential and/or proprietary information, knowledge or data obtained by him while in the employ of the Company or any of its affiliates with respect to the Company or any of its subsidiaries and their respective businesses, the disclosure of which he knows or should know will be damaging to the Company or any of its subsidiaries; provided however, that such information, knowledge or data shall not include (i) any information, knowledge or data known generally to the public (other than as a result of unauthorized disclosure by the Executive) or (ii) any information, knowledge or data which the Executive may be required to disclose by any applicable law, order, or judicial or administrative proceeding.

b)            The Executive acknowledges that money damages would not be a sufficient remedy for any breach of this Section 12 by the Executive, and the Company or its subsidiaries shall be entitled to enforce the provisions of this Section 12 by seeking specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Section 12 but shall be in addition to all remedies available at law or in equity, including the recovery of damages from the Executive and his agents.

13.           Payment Obligations Absolute. Except as specifically provided in this Agreement, the Company’s obligation to pay the Executive the amounts, and to make the arrangements, provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company (including its subsidiaries) may have against him or anyone else. All amounts payable by the Company shall be paid without notice or demand. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company’s obligations to make the payments and arrangements required to be made under this Agreement.

14.           Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and permitted assigns, and any such successor or permitted assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, “successor” and “assignee” shall be limited to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise in connection with any sale of all or substantially all of the assets of the Company, provided that any successor or permitted assignee promptly assumes in a writing delivered to the Executive this Agreement and, in no event, shall any such succession or assignment release the Company from its obligations thereunder. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as herein before defined and any successor to all or substantially all of its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

15.           Assignment. The Executive shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution, or delegate his duties or obligations hereunder.

16.           Governing Law. The provisions of this Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws.

17.           Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to such subject matter. Without limiting the scope of the preceding sentence, all understandings and agreements preceding the date of execution of this Agreement and relating to the subject matter hereof are hereby null and void and of no further force and effect.

18.           Modification. Any modification of this Agreement will be effective only if it is in writing and signed by the parties hereto.

19.           No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

20.           Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

22.           Withholding of Taxes and Other Employee Deductions. The Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to the Company’s employees generally.

23.           Headings. The section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

24.           Authority. The undersigned signatory for the Company hereby personally represents that he is duly authorized to execute this Agreement on behalf of the Company and that all necessary approvals of the Board of Directors of the Company, and any other committee, body or other person have been obtained.

25.           Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the parties at their addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith except that notices of change of address shall be effective only upon receipt.

If to the Company:

Global GP LLC
P.O. Box 9161
800 South Street
Waltham, Massachusetts  02454-9161
Attention: President and Chief Executive Officer

with a copy to:

Global GP LLC
P.O. Box 9161
800 South Street
Waltham, Massachusetts  02454-9161
Attention: General Counsel

If to the Executive:

At the Executive’s last known home address listed in the Company’s personnel records from time to time with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts  02111
Attention: Thomas M. Greene, Esq.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Execution Date.

GLOBAL GP LLC

By:	/s/ Eric Slifka
Eric Slifka
President and Chief Executive Officer

THOMAS HOLLISTER

/s/ Thomas Hollister